Exhibit 10.4

Execution Copy

Agreement Relating to Lock-Up Securities

May 16, 2025

VenHub Global, Inc.

Attention: Shahan Ohanessian Chief Executive Officer

Target Global Acquisition I Corp.

Attention Michael Minnick, Chief Executive Officer

Ladies and Gentlemen:

In connection with that certain Settlement, Termination and Mutual Release Agreement, by and among VenHub Global, Inc., a Delaware corporation (“VENHUB”), SSO, LLC, a Wyoming limited liability company (“SSO”); Shahan Ohanessian, an individual; Shoushana Ohanessian, an individual and Target Global Acquisition I Corp., a Cayman Islands exempted company (“TGAA”), Vital Merger Sub 1 Corp., a Delaware corporation and Vital Merger Sub 2 LLC, a Delaware limited liability company dated as of the date hereof (the “Termination and Mutual Release Agreement”) TGAA, a stockholder of VENHUB, and VENHUB, acknowledge, accept and hereby execute this Agreement Relating to Lock-Up Securities (this “Agreement”) having the terms set forth below with respect to 3,462,375 shares of VENHUB common stock, par value $0.0001 per share (the “Initial Settlement Shares”).

1.	In connection with an underwritten initial public offering (“IPO”) by VENHUB, TGAA and/or its Permitted Transferees (defined below) (each a “Holder”) agree to execute and deliver such agreements as may be reasonably requested by the underwriter(s), including the customary form of lock-up agreement requested by the underwriter(s) which contain the customary exceptions described herein (“Underwriter Lock-Up Agreement”) with respect to 2,423,663 shares of VENHUB common stock (representing 70% of the Initial Settlement Shares) (the “IPO Lock-Up Securities”) for the lock-up period contained therein (the “Underwriter Lock-Up Period”) provided that (a) all of VENHUB’s officers, directors and 1% or greater securityholders enter into a substantially similar Underwriter Lock-Up Agreement in connection with the IPO, (b) to the extent the underwriters provide for or grant an early release to the Underwriter Lock-Up Period to any party to the Underwriter Lock-Up Agreement (other than for emergency or extreme hardship), each Holder shall also be released on a pro rata basis and (c) to the extent the Underwriter Lock-Up Agreement contains staggered release dates shorter than 180 days following the IPO, each Holder shall be entitled to the benefits of such shorter underwriter lock-up period.

2.	In connection with a “de-SPAC” transaction (as defined below) where VENHUB is a party, each Holder agrees to execute and deliver a lockup agreement with the special purpose acquisition company (the “SPAC”) (the “De-SPAC Lock-Up Agreement”) with respect to 2,423,663 shares of VENHUB common stock (representing 70% of the Initial Settlement Shares) (the “De-SPAC Lock-Up Securities”) for a 180 day period following the consummation of the initial business combination (the “De-SPAC Lock-Up Period”). provided that the SPAC requires all of VENHUB’s officers, directors and 5% or greater securityholders to enter into a De-SPAC Lock-Up Agreement in connection with the De-SPAC transaction of equal or greater De-SPAC Lock-Up Period.

3.	For the avoidance of doubt, in connection with a direct listing initial public offering (a “Direct Listing”) of VENHUB, the Holders of the Initial Settlement Shares are not required to enter into any contractual lock-up agreement or market standoff provision.

4.	For the avoidance of doubt, with respect to Sections 1 and 2 of this Agreement, 1,038,712 shares of VENHUB common stock (representing 30% of the Initial Settlement Shares) are not subject to this Agreement Relating to Lock-Up Securities. The Initial Settlement Shares shall be appropriately adjusted for stock splits; reverse stock splits; and dividends paid in stock in connection with the applicable transaction. A “de-SPAC” transaction includes a business combination with a special purpose acquisition company, a reverse merger, or other transaction which results in the securityholders of VenHub receiving securities in a company listed or quoted on a stock exchange.

5.	Notwithstanding the foregoing, during the term of this Agreement, any Underwriter Lock-Up Period and any De-SPAC Lock-Up Period, as the case may be, transfers of the Initial Settlement Shares, including the Lock-Up Securities, by any Holder are permitted to the following which we refer to as Permitted Transferees:

a.	in the case of an entity, to a director, officer, stockholder, partner, member, equityholder or affiliate of such entity or any affiliates of such members and funds and accounts advised by such members;

b.	in the case of an individual, by gift to members of the individual’s immediate family or an affiliate of such individual or to a trust, the sole owner of which affiliate or the beneficiary of which trust is a member of one of the individual’s immediate family;

c.	to a charitable organization;

d.	to any investment funds or vehicles controlled or managed by such holder or any of his, her or its affiliates;

e.	in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

f.	in the case of an individual, pursuant to a qualified domestic relations order;

g.	in the case of an entity, by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

h.	to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

i.	the entry, by the holder, at any time, into any trading plan providing for the sale of Lock-Up Securities by the holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any Lock-Up Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; and

j.	transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Initial Settlement Shares or Lock-Up Securities for cash, securities or other property.

provided, however, that (y) in the case of clauses (a) through (g), such transfer does not involve a disposition for value and (z) in the case of clauses (a) through (g), the Permitted Transferees must enter into a written agreement agreeing to be bound by the transfer restrictions set forth herein.

6.	The Company shall take no action that shall hinder or prevent the undersigned stockholder from selling, transferring, or conveying any shares in compliance with this Agreement. In addition, the Company shall take no action to hinder or prevent any transfer of the shares that are subject to this Agreement subsequent to the termination of this Agreement.

7.	The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

8.	This Agreement Relating to Lock-Up Securities will be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law of such state. The Parties hereby agree that any dispute, claim, or controversy directly or indirectly relating to or arising out of this Agreement Relating to Lock-Up Securities shall be commenced in the Supreme Court of the State of New York located in the City and county of Delaware or in the United States District Court for the District of Delaware, which courts shall have exclusive jurisdiction over the adjudication of such matters and shall decide the merits of each claim on the basis of the internal laws of the State of Delaware without regard to principles of conflicts of law. THE PARTIES FURTHER AGREE AND CONSENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE OF SUCH COURTS, WAIVE ANY RIGHT TO TRIAL BY JURY, AND AGREE NOT TO ASSERT THE DEFENSE OF FORUM NON CONVENIENS WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING FROM THE TERMS OF THIS AGREEMENT RELATING TO LOCK-UP SECURITIES.

9.	All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement at the addresses set forth on the signature page below. All notices shall be deemed to be given: (i) on the same day if delivered by hand, (ii) on the following business day if sent by overnight delivery, (iii) on the second business day following the date of mailing and (iv) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received).

10.	This Agreement, together with the other agreements entered into by the Parties on the date hereof, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

This Agreement shall terminate upon the earlier of (a) the second anniversary of the date of this Agreement if the Company has not consummated an IPO, de-SPAC or direct listing, (b) such Lock-Up Securities have been transferred or sold and subsequent public distribution of such securities shall not require registration under the Securities Act of 1933, as amended, (c) the date the Lock-Up Securities cease to be outstanding.

IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

COMPANY:

Venhub Global, Inc.

By:	/s/ Shahan Ohanessian
Name:	Shahan Ohanessian
Title:	Chief Executive Officer

Email Address of Company:

Address for Notice of Company:

518 E Fair Oaks Avenue
Pasadena, CA 91105

STOCKHOLDER:

Target Global Acquisition I Corp.

Signed:	/s/ Target Global Acquisition I Corp.
By:	Michael Minnick
Title:	Chief Executive Officer

Email Address of Stockholder:

Address for Notice of Stockholder:

Target Global Acquisition I Corp.
P.O. Box 10176
Governor’s Square 23
Lime Tree Bay Avenue, Grand Cayman
KY-1102, Cayman Islands
Attention: Mike Minnick

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